Exhibit 10.1

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is dated as of November 10, 2006 by and among CETCO Oilfield Services Company, a Delaware corporation ("Buyer"), and Nitrogen Specialty Company, L.L.C., a Louisiana limited liability company ("NSC"); Christopher M. Abide ("CA"); Gerald A. Boelte ("GB"); Kemberlia K. Ducote ("KD"); Cecile Gervais Dufrene, individually and as Independent Administratrix of the Succession of James Joseph Dufrene, also known as James Joseph Dufrene, Sr., Roy T. Sembera ("RS") and Wayne P. Whitman ("WW") (CA, GB, KD, Cecile Gervais Dufrene, individually and as Independent Administratrix of the Succession of James Joseph Dufrene, also known as James Joseph Dufrene, Sr., RS and WW are each referred to herein as a "Member" and collectively as the "Members").

         Capitalized terms used but not defined herein shall have the respective meanings set forth in the Appendix of Definitions attached hereto and made a part hereof.

                                   WITNESSETH

         WHEREAS, the Members are the owners, beneficially and of record, of one hundred percent (100%) of the issued and outstanding membership interests of NSC;

         WHEREAS, NSC provides nitrogen pumping, nitrogen delivery and other related services in the oil and gas pipeline, petrochemical and refining industries (the "Business"); and

         WHEREAS, Buyer desires to acquire substantially all of the assets and assume certain of the liabilities of NSC and NSC and the Members are desirous of selling such assets to Buyer, all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

         1.       Purchased Assets.
                  ----------------

                  1.1 Purchased Assets. On the terms and subject to the conditions contained herein, NSC agrees to sell to Buyer (and the Members agree to cause NSC to sell to Buyer) and Buyer agrees to purchase from NSC at the Closing (as such term is defined in Section 3 hereof), free and clear of all liens, claims and encumbrances (except as otherwise disclosed in and permitted by this Agreement), all of NSC's rights, assets and properties wherever situated and whether real, personal or mixed, tangible or intangible, in electronic form or otherwise and whether or not having any value for accounting purposes or carried or reflected on or specifically referred to in NSC's books or financial statements, except for those assets and properties specifically excluded by
Section 1.2 hereof (the "Purchased Assets").

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                  The Purchased Assets shall include, but not be limited to, the following:

                           1.1.1 Machinery and Equipment. All machinery and equipment (including spare parts), components, computers (including data processing hardware and software), vehicles, fixtures, capital works in process, tools, formers, lasts, patterns, dies, molds, furniture and similar tangible personal property employed by NSC in the conduct of the Business as of the Closing Date (the "Equipment"). However, the Equipment at minimum shall include the equipment listed on Schedule 1.1.1 hereto, which is a listing of all of such Equipment as of October 31, 2006.

                           1.1.2 Inventory. All inventories, consisting of raw materials, work-in-process, finished goods and supplies and units located at customer facilities, employed and useable by NSC in the conduct of the Business as the same may exist at the Closing.

                           1.1.3 Receivables. All of NSC's trade receivables, note receivables and other accounts receivable, including trade accounts receivable from equipment leased or sold and services rendered, and the full benefit to all security for such accounts or rights to payment as the same may exist at the Closing (all of such receivables being hereinafter sometimes referred to as the "Receivables").

                           1.1.4    Certain Cash, Cash Equivalents and
                  Investments. All of the petty cash, cash on deposit in banks or other financial institutions, deposits in transit, prepaid accounts and security deposits of NSC and other cash equivalents, and funds in payroll accounts of NSC; and all certificates of deposit, bonds, stock and other securities and investments of NSC as the same may exist at the Closing.

                           1.1.5 Contract and Certain Other Rights of NSC. All rights and interests of NSC in, to and under all contracts between it and any other party or parties and under contracts which have been acquired by it by assignment or in any other manner, whether or not disclosed or required to be disclosed in Schedule 4.14 hereof, and all other claims, rights and causes of action of NSC against third parties.

                           1.1.6 Certain Proprietary Rights. All patents, trademarks, tradenames, service marks, copyrights, and other intellectual property or proprietary technology (and all applications therefor) whether or not registered, data processing software, licenses, technology, trade secrets, know-how, customer lists, inventions, and the goodwill associated therewith and other proprietary information and rights employed or utilized in the conduct of the Business, including specifically, but not by way of limitation, the corporate and trade name "Nitrogen Specialty," and all telephone numbers of NSC used in the conduct of its Business (all of such properties being hereinafter referred to as the "Proprietary Rights").

                           1.1.7    Leasehold Interests.  All leasehold
                  interests and leasehold improvements used by NSC in the conduct of the Business;

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                           1.1.8    Other Assets. Except with respect to the
                  Excluded Assets, all other assets of NSC whether or not employed in the conduct of the Business, whether real, personal, or tangible, intangible or mixed and whether or not reflected in the Financial Statements or on the books or records of NSC, including all books, records and files (excluding all personal files), rights under executory contracts and purchase and sale orders to be assumed by Buyer hereunder, deposits under all leases assumed by Buyer and any prepaid expenses and permits and licenses.

                  If and to the extent that the Members or any of their respective Affiliates have any interest in any of the Purchased Assets, then the Members, for themselves and such Affiliates, do hereby sell, transfer and assign all such interest to the Buyer for no additional consideration.

                  1.2 Excluded Assets. Notwithstanding anything to the contrary contained herein, the assets set forth on Schedule 1.2 (the "Excluded Assets") shall not be sold to Buyer and all of such Excluded Assets shall be retained by NSC.

                  1.3 Names Following the Closing. Immediately following the Closing, NSC shall amend its articles of organization so as to change its name to a name which is not, in the judgment of Buyer, confusingly similar to the name "Nitrogen Specialty Company", and neither NSC nor any of the Members shall thereafter use such name or other names acquired by Buyer hereunder or names confusingly similar thereto.

                  1.4 Documentation. In order to effectuate the sale, conveyance, transfer and assignment contemplated by Section 1.1 hereof, NSC and the Members shall execute and deliver on the Closing Date all such warranty deeds, bills of sale and other documents or instruments of conveyance, transfer or assignment as shall be reasonably necessary or appropriate to vest or confirm in Buyer all right, title and interest of NSC in and to all of the Purchased Assets, all of which documents shall be in form and substance satisfactory to counsel for Buyer, acting reasonably.

                  1.5 Assumption of Liabilities. Subject to the conditions described herein, at the Closing, the Buyer shall assume and agree to perform, pay or discharge, when due, to the extent not theretofore performed, paid or discharged, the following obligations of NSC existing on the Closing Date and only such obligations (collectively, the "Assumed Liabilities"):

                  (a) All of NSC's trade accounts payable and accrued liabilities, in each case that are included on Final Purchased Balance Sheet required to be reflected therein in accordance with US GAAP in the amounts shown thereon, to the extent that such obligations are not different in nature or materially different in amount from those incurred in the ordinary course in accordance with past practice;

                  (b) All of NSC's orders to NSC's customers in the ordinary course of business outstanding as of the Closing Date reflected on NSC's books (other than any liability arising out of or relating to a breach or nonperformance thereof by NSC prior to the Closing Date);

                  (c)      All of NSC's checks outstanding on the Closing Date;

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                  (d)      All of NSC's liabilities expressly set forth in the
         terms of the Contracts assumed by Buyer (other than any liability under any such Contract, offer or solicitation arising out of or relating to a breach or nonperformance thereof by NSC prior to the Closing Date);

                  (e) Unpaid bonuses and vacation time to the extent accrued and included on the Final Purchased Balance Sheet;

                  (f) NSC's liabilities made in the ordinary course for product warranty arising from express warranties for products shipped or distributed by, or any services provided by NSC; in any event Buyer's financial liability for such express warranty claims shall not exceed $5,000 per claim and shall not include incidental and consequential damages, although Buyer agrees to perform any valid warranty work in accordance with Buyer's usual practices even if in excess of $5,000 per claim, subject to reimbursement by NSC to the extent of the amount in excess of $5,000 per claim; and

                  (g) Any and all Liabilities included in the Final Purchased Balance Sheet in the amount shown thereon.

                  1.6 Retained Liabilities. Notwithstanding anything else to the contrary in this Agreement, Buyer does not hereby and shall not assume or in any way undertake to pay, perform, satisfy or discharge any liabilities of NSC or the Members existing before, on or after the Closing Date or arising out of any transactions entered into, or any state of facts existing, before, on or after the Closing Date, and whether or not related to or arising out of any of the Purchased Assets, except for the Assumed Liabilities (the "Retained Liabilities"). Without limiting the foregoing, the term "Retained Liabilities" shall include, except to the extent specifically listed on the Final Purchased Balance Sheet, any and all of the following:

                  (a) Liabilities, including accounts or notes payable, of NSC (i) to any Affiliate; (ii) for or in connection with any dividends, distributions, redemptions, or security rights with respect to any security of NSC; (iii) to indemnify NSC's officers, directors, employees or agents; (iv) for unpaid bonuses and vacation time to the extent not accrued on the Final Purchased Balance Sheet; or (v) arising out of any transaction affecting NSC or obligations incurred by NSC's officers, directors, employees or agents after the Closing;

                  (b) Liabilities expressly identified elsewhere in this Agreement as being the responsibility of NSC or the Members;

                  (c) Liabilities for any Taxes of NSC, whether or not by reason of, or in connection with, the transactions contemplated by this Agreement, including (i) any Taxes arising as a result of NSC's operation of its Business or ownership of the Purchased Assets prior to the Closing Date, (ii) any Taxes (other than Transfer Taxes to the extent such Transfer Taxes are the responsibility of Buyer pursuant to
         Section 10(a) of this Agreement) that will arise as a result of the sale of the Purchased Assets pursuant to this Agreement and (iii) any deferred Taxes of NSC of any kind;

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                  (d)      Liabilities attributable to the Excluded Assets,
         including liabilities (i) that are incurred outside the ordinary course of business or not consistent with past practice, or (ii) that are contingent in nature and not both clearly disclosed on the Schedules to this Agreement and specifically identified in Section 1.5;

                  (e) Liabilities to, under or with respect to any NSC benefit plan (other than accrued vacation, personal days, sick leave, paid time off and similar matters reflected on the Final Purchased Balance Sheet) and the administration of any NSC benefit plan, or relating to payroll, workers' compensation liabilities, unemployment benefits, disability and occupational diseases of or with respect to employees or former employees of NSC, under any employment, severance, retention, change of control or termination agreements with any employee of NSC or any of its Affiliates, or arising out of or relating to any employee grievance whether or not the affected employees are hired by Buyer;

                  (f)      Liabilities under any written employment agreement;

                  (g) Liabilities of NSC for or arising out of any indebtedness, including indebtedness referred to or disclosed on
         Schedule 4.14 and including any Contract giving rise to any indebtedness or any other Contract not expressly assumed by Buyer;

                  (h) Liabilities relating to any pending or threatened legal proceedings that exist prior to the Closing Date, including those set forth on Schedule 4.17 and any legal proceedings that arise after the Closing Date that relate to transactions entered into, or any state of facts existing, prior to the Closing Date;

                  (i) Liabilities, including penalties, fines, levies and assessments, arising out of any violation or breach of, or noncompliance with, any Contracts, Governmental Approvals or legal requirements by NSC or any other person acting as agent for or on behalf of NSC;

                  (j) Liabilities of NSC arising out of or relating to (i) any violation of or noncompliance with any Environmental Law occurring prior to the Closing Date by NSC or any other person for whose conduct NSC is legally responsible, (ii) the ownership or operation of the facilities by NSC prior to the Closing Date, including the migration of any such condition after the Closing Date, (iii) the presence of any Contaminant at the facilities prior to the Closing Date as a result of NSC's actions or omissions, (iv) any hazardous activity conducted by NSC or any other person acting as agent for or on behalf of NSC, (v) any Release by NSC or any other person acting as agent for or on behalf of any of NSC on any other property, and (vi) any environmental remedial action required to be taken by NSC;

                  (k) Liabilities for products liability for all products leased, sold, shipped, distributed, assembled or manufactured by, or any services provided by, NSC; and for all express warranties that exceed $5,000 per claim and implied warranties for all products shipped, distributed, or assembled by, or any services provided by, NSC;

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                  (l)      Losses arising from legal liabilities for negligent
         acts by NSC on or prior to the Closing Date;

                  (m) Liabilities based on acts or omissions of NSC occurring after the Closing Date; and

                  (n) Liabilities of any of the Members or their Affiliates.

         2.       The Purchase Price.
                  ------------------

                  2.1 Delivery and Review of Preliminary Closing Balance Sheet and Preliminary Aged Accounts Report. No later than five (5) business days prior to Closing, NSC shall deliver to Buyer (i) a balance sheet of NSC estimated as of the Closing Date consisting of the estimated assets and liabilities of NSC as of the Closing Date in accordance with US GAAP (but excluding therefrom any Excluded Assets or Retained Liabilities that Buyer will not be purchasing or assuming according to the terms of this Agreement), setting forth an estimate of the amount by which the working capital of NSC as of the Closing Date will exceed $2,200,000 (the "Preliminary Working Capital Adjustment"), and (ii) a report of the aged accounts receivable of NSC estimated as of the Closing Date, recorded and aged in categories of 30 days from invoice date and setting forth a summary of the estimated face amount of the Aged Accounts as of the Closing Date (the "Estimated Aged Accounts Amount"). NSC shall endeavor to prepare such estimates in a reasonable manner using reasonable assumptions so as to accurately reflect the expected results as of the Closing. NSC shall review such estimates with Buyer prior to Closing in such detail as Buyer may reasonably request, and NSC shall provide such supporting detail and other cooperation as Buyer may reasonably request to support Buyer's review and analysis of such estimates prior to Closing. Subject to mutual agreement, the parties may update the estimates for changes occurring during the five (5) business days preceding the Closing.

                  2.2 Purchase Price. The aggregate purchase price for the Purchased Assets shall be the amount of Thirty Three Million Dollars ($33,000,000), subject to adjustment as set forth in Section 2.3 below (the "Purchase Price"). Such Purchase Price shall be payable as follows and as set forth in Section 2.3.

                  (a) At Closing, Buyer shall deliver a sum equal to Thirty Three Million Dollars ($33,000,000) less the amounts to be escrowed under subsections (b) and (c) of this Section 2.2 below, to NSC in immediately available funds by wire transfer to the bank account designated in writing by NSC.

                  (b) At Closing, Buyer shall deposit with the Escrow Agent the sum of Three Million Three Hundred Thousand Dollars ($3,300,000) (the "Indemnification Escrow Deposit") to be held by the Escrow Agent pursuant to Section 8.6 and the terms of the Escrow Agreement.

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                  (c)      At Closing, Buyer shall deposit with the Escrow
         Agent, a sum equal to the Estimated Aged Accounts Amount (the "Aged Accounts Escrow Deposit") to be held by the Escrow Agent pursuant to the terms of this Section 2.2(c) and the terms of the Escrow Agreement. During the Escrow Period, the Buyer shall use its commercially reasonable efforts in the ordinary course of business and consistent with Buyer's past practices to collect the Aged Accounts. NSC shall forward to Buyer on a weekly basis during the Escrow Period all payments that it receives on the Aged Accounts or any other accounts receivable of the Business, together with an accounting therefor. Within twenty-five (25) days after the end of each calendar quarter during the Escrow Period, Buyer shall deliver to NSC a report setting forth a summary of the Aged Accounts that were collected by Buyer during such preceding calendar quarter or portion thereof, and Buyer and NSC shall jointly direct Escrow Agent to pay such amount, together with interest earned thereon, to NSC from the Aged Accounts Escrow Deposit. Buyer shall apply all payments received from customers on and after the Closing Date to the respective customer's oldest accounts first, unless a debtor indicates the specific account or invoice it is paying in which event payment shall be applied to that account or invoice. Buyer and NSC agree that they will not willfully influence account specification pursuant to the preceding sentence (although Buyer may contact an account debtor to inquire or confirm whether a particular payment is intended for a particular invoice if not otherwise indicated from the payment). Buyer and NSC shall cooperate with each other in communicating and making sure that payments on the accounts receivable of the Business are allocated to the correct invoice and any payments thereon received by NSC are forwarded to Buyer. Buyer's management, including CA, shall have authority to settle, compromise and collect the Aged Accounts in such manner as they determine during the Escrow Period utilizing commercially reasonable standards. Within twenty-five (25) days after the end of the Escrow Period, Buyer shall deliver to NSC a final summary of the Aged Accounts that were collected or settled by Buyer during the Escrow Period (the "Aged Accounts Report"). Upon receipt of the Aged Accounts Report, NSC shall have a period of up to thirty (30) days to review the Aged Accounts Report. If NSC approves the Aged Accounts Report or does not notify Buyer in writing during such thirty (30) day period that it disputes the Aged Accounts Report, the Aged Accounts Report shall become the Final Aged Accounts Report. If NSC notifies Buyer in writing within such thirty (30) day period that it disputes the Aged Account Report, indicating the items it disputes, the disputed items shall be resolved by the Arbitrator in accordance with the procedures set forth in Section 2.3.4, and upon resolution, the Aged Accounts Report, as modified, if at all, by arbitration, shall become the Final Aged Accounts Report. Any Aged Accounts that remain outstanding as of the end of the Escrow Period, as shown on the Final Aged Accounts Report, are referred to herein as the "Uncollected Aged Accounts." Within five
         (5) business days of the determination of the Final Aged Accounts Report, NSC and Buyer shall direct the Escrow Agent to pay out of the Escrow Deposit (i) an amount equal to the face amount of the Uncollected Aged Accounts (plus interest accrued thereon) to Buyer, and
         (ii) an amount equal to the remaining amount of the Aged Accounts Escrow Deposit (plus interest accrued thereon) to NSC. Upon such payments, Buyer shall assign to NSC, without recourse or warranty, the Uncollected Aged Accounts, if any. Notwithstanding anything to the contrary in this Agreement, neither NSC or its Members or any of their respective affiliates shall take any action or file any lawsuits to collect or enforce any of the Uncollected Aged Accounts, nor shall NSC sell or transfer any of the Uncollected Aged Accounts, except as otherwise expressly permitted by Section 12(e) hereof. Buyer shall promptly remit to NSC any amounts subsequently received by Buyer with respect to the Uncollected Aged Accounts assigned to NSC hereunder. The parties agree that in no event will Buyer or NSC be entitled to receive any portion of the Aged Accounts Receivable Amount under this Agreement except as specifically set forth in this Section 2.2(c).

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                  2.3      Adjustment of Purchase Price. The Purchase Price
shall be subject to adjustment for the amount by which the Closing Working Capital Amount reflected in the Final Closing Statements exceeds (or is less than) Two Million Two Hundred Thousand Dollars ($2,200,000), such adjustment to be payable as and determined in the manner described below.

                           2.3.1 Payment of Preliminary Working Capital Adjustment at Closing. At Closing, in addition to the payments set forth in Section 2.2, Buyer shall deliver to NSC a sum equal to the Preliminary Working Capital Adjustment in immediately available funds by wire transfer to the bank account designated in writing by NSC.

                           2.3.2 Initial Closing Statements. As soon as reasonably practicable after the Closing Date and in any event no later than sixty (60) days after the Closing Date, NSC will prepare and present to Buyer the Initial Closing Statements, which shall consist of the following statements reflecting the respective values as at 11:59 P.M. on the day preceding the
                  Closing:

                           (i) a balance sheet of NSC consisting of the assets and liabilities of NSC, prepared in accordance with US GAAP, except that all known adjustments will be made without regard to materiality (the "Initial Closing Balance Sheet");

                           (ii) a schedule adjusting the Initial Closing Balance Sheet for any Excluded Assets or Retained Liabilities recorded therein which Buyer is not purchasing or assuming according to the terms of this Agreement (the "Purchased Balance Sheet");

                           (iii) a report of accounts receivable included in the Purchased Balance Sheet that shows, by invoice by customer, the amount of receivables recorded and aged in categories of 30 day increments from invoice date (the "Closing Aged Receivables Report"), and setting forth therein a listing of the Aged Accounts and a summary of the Aged Accounts Amount; and

                           (iv) a calculation of the amount of closing working capital (the "Closing Working Capital Amount"), which shall be the current assets less current liabilities as defined in accordance with US GAAP contained in the Purchased Balance Sheet less Two Million Two Hundred Thousand Dollars ($2,200,000).

                           2.3.3 Final Closing Statements. Upon receipt of the Initial Closing Statements, Buyer and its independent accountants ("Buyer's Accountants") shall be permitted during the succeeding sixty (60) day period to examine the books and records of NSC and the work papers prepared by NSC or NSC's accountants. If Buyer agrees to the Initial Closing Statements, they shall become the Final Closing Statements. If Buyer does not agree to the Initial Closing Statements it shall within sixty (60) calendar days after delivery of the Initial Closing Statements by NSC, prepare and deliver to NSC a list of disputed adjustments (the "Disputed Adjustments") Buyer believes should have been recorded on the Initial Closing Statements. Buyer and NSC shall use their commercially reasonable best efforts to resolve the Disputed Adjustments. If Buyer and NSC are able to reach an agreement on the Disputed Adjustments, the Initial Closing Statements shall be amended to reflect such agreement and shall become the Final Closing Statements.

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                           If Buyer and NSC are unable to reach an agreement on
                  the Disputed Adjustments within thirty (30) calendar days after receipt by NSC of the Disputed Adjustments, then the matter will be resolved by the Arbitrator in accordance with the provisions of Section 2.3.4 below.

                           The Final Closing Statements shall be deemed to be
                  and shall be conclusive and binding on the parties to this Agreement for purposes of determining any adjustment of the Purchase Price pursuant to this Section 2.3.

                           2.3.4 Disputes. For purposes of this dispute resolution provision, NSC and the Members hereby appoint CA as the "NSC Representative" and authorize him to act on its and their behalf. NSC shall have thirty (30) days after receipt of the Disputed Adjustments to dispute any calculations or amounts reflected therein. If the NSC Representative does not give Buyer written notice of such a dispute, specifying the grounds therefor, within such thirty (30) day period, the Disputed Adjustments shall be deemed to have been accepted by NSC and the Members in the form in which it was delivered by Buyer. In the event that the NSC Representative gives such written notice to Buyer within such thirty (30) day period, the NSC Representative and Buyer shall, within twenty (20) days after the giving thereof, attempt to resolve the dispute and agree in writing upon the final content of the Disputed Adjustments. In the event that the NSC Representative and Buyer are unable to resolve any such dispute within such twenty (20) day period, then a nationally recognized accounting firm mutually acceptable to the NSC Representative and Buyer shall be employed as arbitrator (the "Arbitrator") hereunder to settle such dispute as soon as practicable. The Arbitrator shall have access to all documents and facilities necessary to perform its function as arbitrator. The Arbitrator's determination with respect to any such dispute shall be final and binding upon the parties hereto. NSC and Buyer shall each pay one half (1/2) of the fees and expenses of the Arbitrator for such services.

                           2.3.5 Payment of Adjustment to Closing Working Capital Amount. Within ten (10) calendar days after the Final Closing Statements are determined and become final, either (i) if the Preliminary Working Capital Adjustment is greater than the Closing Working Capital Amount reflected in the Final Closing Statements, NSC shall be responsible to pay Buyer in immediately available funds the amount of such difference, or
                  (ii) if the Preliminary Working Capital Adjustment is less than the Closing Working Capital Amount reflected in the Final Closing Statements, Buyer shall pay to NSC in immediately available funds the amount of such difference. If monies are owing from NSC to Buyer under this subsection 2.3.5, then such amounts, together with interest earned thereon, shall be paid to Buyer from the Indemnification Escrow Deposit in accordance with the terms of the Escrow Agreement; provided, however, in the event and to the extent that such amounts are not paid to Buyer from the Indemnification Escrow Deposit for any reason within ten (10) days of when due and owing, NSC shall pay such amounts to Buyer upon written demand therefor.

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         3.       Closing.
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                  3.1      Time. The consummation of the transactions
contemplated by this Agreement (the "Closing") shall take place at 10:00 A.M. Chicago time on the date hereof (the "Closing Date"). On the Closing Date, NSC shall sell, transfer, assign, convey and deliver to Buyer the Purchased Assets, Buyer shall pay the Purchase Price as described in Section 2 and the parties shall deliver the agreements, certificates and other documents required to be delivered pursuant to the terms of this Agreement. Upon the occurrence of the Closing, the Purchased Assets and the Assumed Liabilities shall be deemed to have been transferred effective as of 12:01 A.M. on the Closing Date.

                  3.2 Further Assurances. If at any time after the Closing Date, Buyer shall consider or be advised that any further deeds, assignments or other instruments, documents or assurances or any other acts are reasonably necessary, desirable or proper to (a) vest, perfect or confirm, of record or otherwise, in Buyer, the title to the Purchased Assets, or (b) otherwise carry out the purposes of this Agreement, NSC and the Members agree to execute and deliver all such deeds, assignments, instruments, documents, make such assurances and do all acts reasonably necessary, desirable or proper to vest, perfect and confirm title to such Purchased Assets in Buyer, and otherwise to carry out the purposes of this Agreement. Without limiting the foregoing, the parties agree that NSC's bank accounts shall be transferred to Buyer at Closing, and that the parties shall take such actions with the applicable depository banks as are necessary or desirable to effectuate or evidence such transfer at or reasonably promptly after the Closing.

         4.       Representations and Warranties of NSC.  NSC represents and
                  -------------------------------------
warrants to Buyer as follows:

                  4.1 Status; Authority, Binding Agreement. NSC has all requisite power and authority, corporate or otherwise, to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed and delivered by NSC and this Agreement constitutes, and all other agreements, documents and instruments to be executed and delivered by NSC pursuant hereto will constitute, the legal, valid and binding obligations of NSC, enforceable against NSC in accordance with their terms (subject, as to the enforcement of remedies, to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights generally).

                  4.2      [Intentionally Omitted].

                  4.3 Capitalization. Schedule 4.3 to this Agreement sets forth the name and address of the Members and their interest in NSC. There are no outstanding options, warrants or other rights or agreements to purchase or subscribe to become a member or own any interest in NSC. All of the currently issued and outstanding membership interests of NSC have been duly authorized and are validly issued, fully paid and nonassessable and have not been issued in violation of any applicable law, NSC's Articles of Organization and Operating Agreement or the terms of any other agreement to which the Members or NSC are bound. The interests represent one hundred percent (100%) of the fully diluted membership interest of NSC.

                  4.4 Organization, Power and Qualification. NSC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana, and has all requisite corporate power and authority to own or hold under lease its properties and assets and to carry on its business as now conducted. NSC is duly qualified to do business and is in good standing as a foreign limited liability company in the jurisdictions listed on Schedule 4.4. NSC is duly qualified to do business and is in good standing as a foreign corporation in all of the jurisdictions in which the failure to be so qualified would have a material adverse affect on the ability of NSC to carry out its business as now being conducted.

                  4.5 No Violation. Except as set forth on Schedule 4.5 hereto, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of NSC's assets under: (a) any term or provision of the certificate of organization or operating agreement (or other organic document) of NSC; (b) any judgment, decree, order, regulation or rule of any court or governmental authority; (c) any statute, law or regulation; (d) any contract, agreement, indenture, lease or other commitment to which either NSC or any of the Members are a party or by which they or the Purchased Assets are bound; or (e) cause any change in the rights or obligations of any party under any such contract, agreement, indenture, lease or commitment.

                  4.6 Consents. Except as set forth on Schedule 4.6 hereto, no consent of, or notice to, any federal, state or local authority, or any private person or entity, is required to be obtained or given by NSC or the Members in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by NSC or the Members or to enable Buyer to continue to conduct the Business after the Closing in the manner in which it is currently conducted.

                  4.7 Investments. NSC does not own, directly or indirectly, any stocks, bonds or securities or any equity or other proprietary interest in any corporation, partnership, joint venture, business enterprise or other entity of any nature whatsoever.

                  4.8 Financial Statements. Schedule 4.8 hereto contains true and correct copies of the following financial statements (the "Financial Statements"): (a) the balance sheets of NSC as of August 31, 2006 and December 31, 2005; and (b) the income statements of NSC for the eight (8) month period ended August 31, 2006 and for the twelve (12) month period ended December 31, 2005. As disclosed in Schedule 4.8, each of the balance sheets included in the Financial Statements fairly present the assets, liabilities and financial condition of NSC as at the dates thereof in all material respects, and such statements of operations included in the Financial Statements fairly present the results of operations for the periods therein referred to, all in accordance with the accounting policies used by NSC, consistently applied. Generally, NSC recognized revenue upon the completion of its services and recognized expenses as they were incurred. NSC has not used estimates to determine assets, liabilities, contingencies, revenues and expenses. Property and equipment are carried at cost and NSC depreciates property and equipment using tax depreciation methods and depreciable lives of 5 to 7 years. Maintenance and repairs are charged to expense as incurred and expenditures for major improvements are capitalized.

                  4.9      Undisclosed Liabilities. Except as set forth on
Schedule 4.9, NSC does not have any indebtedness, liabilities or obligations (direct or indirect, contingent or absolute, matured or immatured) of any nature whatsoever, whether arising out of contract, tort, statute or otherwise which are not reflected, reserved against or given effect to in the Financial Statements, except liabilities and obligations incurred in the ordinary course of business since the date of the Financial Statements which are the same nature as those set forth on the Financial Statements, and there is no basis for assertion against NSC of any liabilities or obligations not adequately reflected, reserved against or given effect to in the Financial Statements. The parties agree that to the extent that another representation or warranty given by NSC in this Section 4 relates more specifically to a particular type of liability or obligation, that such other representation or warranty shall supersede the more general representation and warranty of this Section 4.9 with respect thereto.

                  4.10     Absence of Certain Changes. Except as disclosed in
Schedule 4.10, since December 31, 2005, there has not been: (a) any adverse change in the condition (financial or otherwise) of the properties, assets, liabilities, results of operation or prospects of NSC's business; (b) any damage, destruction or loss (whether or not covered by insurance) affecting the properties, assets, liabilities, financial condition, results of operations or prospects of the Business; (c) any direct or indirect redemption, retirement, purchase or other acquisition of any interest of NSC; (d) any increase in the compensation, commissions or perquisites payable or to become payable by NSC to any director, officer, employee, or agent thereof, or any payment of any bonus, profit sharing or other extraordinary compensation to any NSC employee (other than any such increase or payment paid or to become payable in the ordinary course of business consistent with past practices); (e) any change in any of the accounting methods or practices followed by NSC or any change in depreciation or amortization policies or rates theretofore adopted; (f) any cancellation of any debts owed to or claims held by or on behalf of NSC; (g) any actual or threatened termination of any business relationships or material agreements between NSC and any of its customers and suppliers; (h) any incurrence of any obligation or liability (absolute or contingent) for indebtedness; (i) any acceleration or other prepayment of indebtedness, or (j) any sale, lease, abandonment or other disposition of any real property, or, other than in the ordinary course of business, of any machinery, equipment or other properties, or any intangible assets utilized in the Business.

                  4.11 Taxes. NSC has filed on a timely basis all Tax returns that are or were required to be filed by it under applicable Law. All such Tax returns were correct and complete in all respects and have been prepared in accordance with applicable legal requirements. NSC has paid all Taxes that have or may have become due for all periods covered by the Tax returns or otherwise, or pursuant to any assessment received by NSC. NSC has withheld and paid all Taxes required under applicable Law to have been withheld and paid in connection with any amounts paid, owing, or applicable to any employee, independent contractor, creditor, member or other person, and all Internal Revenue Service Forms W-2 and 1099 required with respect thereto have been properly and timely filed. NSC has not received any written notice from a taxing authority of a jurisdiction where NSC does not file Tax returns claiming that it is or may be subject to taxation by that jurisdiction. There are no liens for Taxes on any of the Purchased Assets that arose in connection with any failure (or alleged failure) to pay any Tax, and, there is no basis for assertion of any claims attributable to Taxes which, if adversely determined, would result in any such liens. There is no pending, or to NSC's and the Members' knowledge, threatened or anticipated assessment of any additional Tax against NSC for any taxable period for which Tax returns have been filed which may cause the Purchased Assets to be subject to an encumbrance.

                  4.12 Title to and Condition of Assets. NSC is the owner of and has good title to all of the Purchased Assets, including those assets and properties reflected in the Financial Statements (other than those properties and assets disposed of since August 31, 2006, in the ordinary course of business), and to all properties and assets acquired by NSC after such date, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever. To the Knowledge of NSC, the Purchased Assets are in reasonable operating condition and repair, ordinary wear and tear excepted.

                  The Purchased Assets constitute all of the rights, properties and assets, tangible and intangible, real, personal and mixed, in electronic form or otherwise, utilized by NSC in the conduct of its Business. None of the Purchased Assets are owned or controlled by any of the Members or their Affiliates.

                  4.13 Real Estate and Leases. NSC does not own any real property. There is disclosed in Schedule 4.13 a description of all real estate (including buildings and improvements) leased by NSC or any of the Members and used in the Business according to the character of the property and the location thereof. There is disclosed in Schedule 4.13 a brief description (including in each case the annual rental payable, the expiration date, a brief description of the property covered and the name of the lessor) of every lease or agreement (written or oral) under which NSC is lessee of, or holds or operates, any real property. Each of such leases and agreements is in full force and effect and constitutes a legal, valid and binding obligation of NSC and, to the Knowledge of NSC, the other respective parties thereto. Neither NSC, nor to the Knowledge of NSC, any other party thereto is in default in any respect under any such lease or agreement nor has any event occurred which with the passage of time or giving of notice or both would constitute such a default. To the Knowledge of NSC, the real property and the buildings thereon utilized by NSC in the conduct of the Business do not violate any building, zoning or other laws or ordinances, or any agreements, applicable thereto, and no notice of any such violation or claimed violation has been received by NSC or any of the Members.

                  Except as set forth on Schedule 4.13, NSC's right, title and interest in and to each of the real property leases shall continue after the completion of the transactions contemplated by this Agreement, without the consent, waiver or approval of any party and such transactions will not give any party thereto the right to terminate the lease.

                  4.14 Contracts. Except as set forth in Schedule 4.14, NSC is not a party to, or bound by, any oral or written contracts, agreements, commitments or understandings ("Contracts"): (a) for the employment of any officer or employee; (b) for the purchase or sale of membership interests of NSC; (c) for any indebtedness; (d) for leasing personal property (including, without limitation, leases for machinery and office equipment, furniture, fixtures, vehicles, tools and dies); (e) involving the payment of money or other property in connection with machinery and equipment or inventory in excess of Five Thousand Dollars ($5,000) per contract or in connection with any other contract in excess of Five Thousand Dollars ($5,000) per contract by NSC or the term of which at any time exceeded one year (including, without limitation, vendor supply contracts or customer "blanket" purchase orders); (f) providing for the services of dealers, distributors, sales representatives or similar representatives; (g) relating to the ownership, use or licensing of any patents, trademarks, trade names, brand names, copyrights, inventions, processes, know-how, formulae, trade secrets or other proprietary rights; (h) relating to oral or written and currently effective warranties or representations expressly or impliedly made by NSC, in respect of any products manufactured or sold or services provided by NSC, and any other liability or obligation of NSC to service, repair, maintain, take back or otherwise do or not do anything in respect to any products, inventory or services that has been delivered by NSC outside the normal course of business or inconsistent with past practices; (i) any covenants by or binding NSC not to compete or to abide by any confidentiality agreement; (j) any other contract that is material to the Business; or (k) for any transaction between NSC and the Members or their Affiliates.

                  All of the Contracts constitute legal, valid and binding obligations of NSC and, to the Knowledge of NSC, the other respective parties thereto, are in full force and effect, and neither NSC nor, to the Knowledge of NSC, any other party thereto has violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of any Contract. Correct and complete copies or descriptions of all Contracts disclosed on Schedule 4.14 have been made available to Buyer.

                  4.15 Receivables. All of the accounts receivable shown on the Financial Statements, and any such receivables which arose since the respective dates thereof ("Receivables"), arose from transactions made in the ordinary course of business, represent legal and valid obligations to NSC and, are not subject to any set-off or counterclaim, except for adjustments reflecting returns and allowances in the ordinary course of business. All of the Receivables are enforceable and are current and collectible in the ordinary course of business, net of reserves for doubtful accounts, and in accordance with their terms. Except as set forth on Schedule 4.15, no customer has notified NSC that such customer disputes or has a claim against any of the Receivables.

                  4.16 Inventory. Except as reserved in the Financial Statements, all inventory of the rental and sale products included in the Purchased Assets are in usable condition. All rental products are labeled to identify NSC as the owner of the units. Except as reserved in the Financial Statements, none of NSC's inventory is obsolete, has been consigned to others or is on consignment from or is owned by others.

                  4.17 No Default, Violation or Litigation. NSC is not in violation of any law, regulation or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, laws, regulations, orders, restrictions and compliance schedules applicable to environmental standards and controls, wages and hours, civil rights and occupational health and safety) and NSC has not received any notice of claimed noncompliance. Except as disclosed in
Schedule 4.17, (i) there are no lawsuits, proceedings, claims or governmental investigations pending or, to the Knowledge of NSC, threatened against or involving NSC or against or involving any of NSC's assets, or against or involving any officers or directors of NSC; and (ii) there are no judgments, consents, decrees, injunctions, or any other judicial or administrative mandates outstanding against NSC or the Members.

                  4.18 Insurance. Schedule 4.18 contains a list of all insurance policies (specifying (a) the insurer, (b) the amount of the coverage, (c) the type of insurance, (d) the policy number and (e) any currently pending claims thereunder or any claims asserted thereunder or under similar policies maintained by or on behalf of NSC, its properties, assets, business or personnel. All such policies are (and pending Closing will continue to be) in full force and effect, and NSC is not in default with respect to any provision contained in any insurance policies. NSC has not failed to give any notice or present any claim thereunder in due and timely fashion, which could adversely affect the coverage under such policy or be grounds for termination of such policy.

                  To the Knowledge of NSC, all such insurance is in amounts and against such risks as are usual and customary and reasonably adequate to protect NSC's Business and assets. At no time has NSC been denied any insurance or indemnity bond coverage which it has requested, or received any written notice from or on behalf of any insurance carrier presently providing insurance relating to it (i) that insurance rates may or will be substantially increased,
(ii) that there will be no renewal of policies presently in effect, or (iii) that material alterations to any of the properties or business operations of NSC are necessary or required by such carrier.

                  4.19 Employment, Labor and Other Relations. Schedule 4.19 sets forth the name, job classification, total annual compensation (base salary, bonus and other benefits) and whether any employee is on leave (and if so, what type of leave the employee is on) of each of NSC's officers, employees, sales representatives and consultants as of the Closing Date.

                  Except as disclosed in Schedule 4.19, NSC is not a party to or is otherwise bound by any contract, agreement or collective bargaining agreement with any labor union or organization or other commitment respecting employment or compensation of any of its officers, directors, agents, consultants or employees, and no employees of NSC are represented by any labor union or similar organization. To the Knowledge of NSC, there is no existing or threatened labor disturbance by NSC's employees or of any of NSC's principal suppliers, contractors or customers.

                  Except as set forth in Schedule 4.19, there are no charges or complaints involving any federal, state or local civil rights enforcement agency or court; complaints or citations under the Occupational Safety and Health Act or any state or local occupational safety act or regulation; unfair labor practice charges or complaints with the National Labor Relations Board; or other claims, charges, actions or controversies pending, or, to the best Knowledge of NSC, threatened or proposed, involving NSC and any employee, former employee or any labor union or other organization representing or claiming to represent such employees' interests.

                  NSC is and has heretofore been in compliance with all laws, rules and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, the sponsorship, maintenance, administration and operation of (or the participation of its employees in) employee benefit plans and arrangements and occupational safety and health programs, and NSC is not engaged in any violation of any law, rule or regulation related to employment, including unfair labor practices or acts of employment discrimination.

                  NSC has not had a plant closing or mass lay-off (as those terms are defined in the Worker Adjustment and Retraining Notification Act of
1988) affecting in whole or in part any facility, operating unit or employee of NSC.

                  4.20     Employee Benefits.

                  (a) Benefit Plans. Schedule 4.20 discloses all written and unwritten Benefit Plans, whether or not funded and whether or not terminated, (i) maintained or sponsored by NSC, (ii) with respect to which NSC has or may have liability or is obligated to contribute,
         (iii) that otherwise cover any of the current or former employees of NSC or their beneficiaries, or (iv) as to which any current or former employees of NSC or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights, other than a Multiemployer Plan (each, a "NSC Benefit Plan").

                  (b) NSC Group Matters; Funding. Neither NSC, nor any corporation or other trade or business that may be aggregated with NSC under Sections 414(b), (c), (m) or (o) of the Internal Revenue Code (the "NSC Group"), has any obligation to contribute to, or any direct or indirect Liability with respect to, any Benefit Plan of the type described in Sections 4063 and 4064 of ERISA or Section 414(c) of the Internal Revenue Code (the "IRC"). NSC does not have, and, after the Closing, Buyer will not have, any liability with respect to any Benefit Plan of any other member of the NSC Group that is not a NSC Benefit Plan, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the Pension Benefit Guaranty Corporation (the "PBGC"), withdrawal liability or otherwise.

                  (c) Compliance. All NSC Benefit Plans and all related trusts, insurance contracts and funds have been created, maintained, funded and administered in compliance with all applicable Law and in compliance with the underlying or applicable plan document, trust agreement, insurance policy or other writing. No NSC Benefit Plan is, to the Knowledge of NSC, under audit or investigation. No completed audit of any NSC Benefit Plan has resulted in the imposition of any Tax, fine or penalty. There are no actions or proceedings (other than routine claims for benefits) pending, or to the Knowledge of NSC, threatened or anticipated with respect to NSC Benefit Plans.

                  (d) Qualified Plans. Schedule 4.20 separately discloses each NSC Benefit Plan that purports or is intended to be a qualified plan under Section 401(a) of the IRC and exempt from United States federal income Tax under Section 501(a) of the IRC (a "Qualified Plan"). A determination letter (or opinion or notification letter, if applicable) has been received from the IRS that each Qualified Plan is qualified under Section 401(a) of the IRC and the trust funding such Qualified Plan is exempt from federal income Tax under Section 501(a) of the IRC. No Qualified Plan has been amended since the date of the most recent IRS letter. No member of the NSC Group, fiduciary of any Qualified Plan, or agent of any of the foregoing, has done or failed to do anything that would adversely affect the qualified status of a Qualified Plan or the qualified status of any related trust.

                  (e) Defined Benefit Plans. Schedule 4.20 separately discloses each NSC Benefit Plan that is a defined benefit plan as defined in Section 3(35) of ERISA (a "Defined Benefit Plan"). The present value of vested and nonvested accrued benefits under each Defined Benefit Plan does not exceed the present fair market value of the assets of such plan, based on the actuarial assumptions and methodology used for funding purposes (i) as set forth in such plan's most recent actuarial report; (ii) as required by the PBGC on a termination basis; and (iii) as set forth in FASB 87. No reportable event under Section 4043 of ERISA has occurred with respect to any Defined Benefit Plan. No event has occurred and no condition has existed that could constitute grounds under Section 4042 of ERISA for termination of or appointment of a trustee to administer any Defined Benefit Plan. No accumulated funding deficiency (as defined in Section 402 of ERISA or Section 412 of the IRC) exists nor has any funding waiver from the IRS been received or requested with respect to any Defined Benefit Plan. No excise or other Tax is due or owing because of any failure to comply with the minimum funding standards of the IRC or ERISA with respect to any Defined Benefit Plan.

                  (f) Multiemployer Plans. No NSC Benefit Plan is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(4) of ERISA (a "Multiemployer Plan"). No member of the NSC Group has withdrawn from any Multiemployer Plan or incurred any withdrawal liability to or under any Multiemployer Plan. No NSC Benefit Plan covers any employees of any member of the NSC Group in any foreign country or territory.

                  (g) Prohibited Transactions; Fiduciary Duties; Post-Retirement Benefits. No prohibited transaction (within the meaning of Section 406 of ERISA and Section 4975 of the IRC) with respect to any NSC Benefit Plan exists or has occurred that could subject NSC to any liability or Tax under Part 5 of Title I of ERISA or Section 4975 of the IRC. No member of the NSC Group, nor any administrator or fiduciary of any NSC Benefit Plan, nor any agent of any of the foregoing, has engaged in any transaction or acted or failed to act in a manner that will subject NSC to any liability for a breach of fiduciary or other duty under ERISA or any other applicable Law. With the exception of the requirements of Section 4980B of the IRC, no post-retirement benefits are provided under any NSC Benefit Plan that is a welfare benefit plan as described in Section 3(1) of ERISA.

                  (h) Other Matters. NSC has no liability arising out of or attaching as a result of NSC being a member of a controlled group or affiliated group or combined group of corporations of which NSC, its Affiliates or any other person are or were a part on or prior to the Closing Date, including those liabilities imposed by Chapter 6 of Subtitle A of the IRC (Consolidated Returns), ERISA Section 4201(a) (Multiemployer Withdrawal Liability), ERISA Section 4062(a) (Single Employer Termination Liability), IRC Section 412(c)(11) and ERISA
         Section 302(c)(11) (Funding Liability), ERISA Section 4971(e) (Funding Excise Taxes) and ERISA Section 4007(e) (PBGC Premiums).

                  4.21 Intellectual Property. Schedule 4.21 discloses all registered trademarks and service marks and pending applications therefor, registered copyrights and pending applications therefor, and patents and pending applications therefor owned by NSC. Schedule 4.14 discloses all written Contracts pursuant to which NSC is granted the license to use and transfer any patents, trademarks, service marks, and software and other copyrighted materials used by NSC in the conduct of the Business. Schedule 4.21 also discloses all domain names owned by NSC. NSC has the entire right, title and interest in and to, or has the right to use and transfer in accordance with the licenses identified on Schedule 4.14 or not required to be identified therein, the intellectual property rights disclosed in Schedule 4.21 (all of the foregoing, collectively, "Intellectual Property"). To the best of NSC's Knowledge, no person has infringed upon, or is infringing upon, nor has any person misappropriated, any Intellectual Property.

                  All of the registered trademarks, registered copyrights and patents identified on Schedule 4.21 as owned by NSC and not abandoned have had all filing and maintenance fees due to date paid all post-registration filings of affidavits of use and renewal applications made in a timely manner or within the applicable grace periods. NSC has taken necessary precautions to protect the secrecy, confidentiality, and value of any and all trade secrets of the Business. Except as disclosed in Schedule 4.21, NSC does not own and is not licensed to use any patents, trademarks, trade names, service marks, copyrights, mask works or other such intellectual property rights. Neither NSC nor, to the Knowledge of NSC, any of its officers or employees has any patents issued or patent applications pending for any device, process, method, design or invention of any kind now used or needed by NSC in the furtherance of the Business operations as currently being conducted or as currently proposed to be conducted by NSC, which patents or applications have not been assigned to NSC with such assignment duly recorded in the United States Patent Office or with the applicable foreign Government Entity. The operation of the Business, as presently being conducted, does not infringe on any intellectual property rights of any third party.

                  4.22 Approvals. NSC possesses or has applied for all governmental and other permits, licenses, consents, certificates, orders, authorizations and approvals (the "Approvals") required to be obtained by NSC, to own or hold under lease and operate its properties and assets and to carry on the Business as now conducted. NSC has not received any notice of proceedings relating to the revocation or modification of any such Approvals. The Approvals are identified in Schedule 4.22. NSC is operating in compliance with the provisions, terms and conditions of the Approvals.

                  4.23 Compliance with Laws. The Business has been and continues to be conducted in accordance in all material respects with all Laws and Governmental Orders applicable to the Business, and NSC is not in violation in any material respect of any such Law or Governmental Order.

                  4.24     Environmental Matters.

                  (a) Governmental Authorizations. Schedule 4.24(a) identifies all Government Approvals that are required by, or issued under, any applicable Environmental Law for the use or operation of the Real Property and Purchased Assets and the operation of the Business.

                  (b) Compliance. Except as set forth on Schedule 4.24(b), NSC is in compliance in all material respects with all Environmental Laws relating to or otherwise affecting the Business and the ownership or operation of the Real Property and Purchased Assets. NSC has been in consistent compliance in all material respects with all Environmental Laws relating to or otherwise affecting the Business and the ownership or operation of the Real Property and Purchased Assets. The Real Property and Purchased Assets are either (i) capable of consistent and continuous compliance with any existing Environmental Law and any new Environmental Law that is scheduled to become effective with respect to the Business, the Real Property or Purchased Assets on a date ascertainable at Closing, or (ii) undergoing modification to enable them to so comply, and the full capital cost of any such modifications is reflected in the capital budget for the Business. To the best Knowledge of NSC, there are no pending or proposed new Environmental Laws that might adversely affect the Business, Real Property or Purchased Assets either before or after Closing.

                  (c)      Environmental Liability. Except as set forth on
         Schedule 4.24(b), NSC is not subject to any liability relating to any Environmental Claim, and Buyer will not after the Closing suffer or incur any liability relating to any Environmental Claim, based on any facts, circumstances or conditions existing on or prior to the Closing Date. Without limiting the foregoing, except as set forth on Schedule 4.24(b), NSC is not subject to any liability, and Buyer will not after Closing suffer or incur any liability, based on any facts, circumstances or conditions existing prior to the Closing Date, as a result of the action or inaction of any person, including: (i) the violation or noncompliance with any Environmental Law by NSC, any predecessor or any other person for whose conduct NSC is or may be held responsible; (ii) the ownership or operation of, or any condition at, the Real Property or Purchased Assets, (iii) the Release, threatened Release or presence of any Contaminant at, on or under any Real Property; (iv) any hazardous activity conducted by NSC, any predecessor or by any other person for whose conduct NSC is or may be held responsible; (v) any Release by NSC, any predecessor or any other person acting as agent for or on behalf of NSC or any predecessor on any other property; (vi) any environmental remedial action required to be taken by NSC or any predecessor; (vii) the treatment, storage, transportation or disposal of any Contaminant at any facility or the arrangement for treatment, storage, transportation or disposal of any Contaminant at any facility from which there is a Release or threatened Release of Contaminant; and (viii) any of the foregoing occurring after the Closing Date that are based on any facts, circumstances or conditions existing on or prior to the Closing Date, including liabilities created or aggravated due to the migration after the Closing Date of Contaminant that was Released into the environment on or prior to the Closing Date.

                  (d) Treatment, Disposal & Releases. Except as set forth on Schedule 4.24(b), (i) NSC has not treated, stored, recycled or disposed of any Contaminant on any Real Property or any part of the facilities in violation of any Environmental Law or in a manner that could result in any liability, (ii) there is and has been no Release or threat of Release of any Contaminant at, on or under or related to any Real Property or facility in violation of any Environmental Law or that could give rise to any liability, and (iii) there is no Contaminant present in the environment at, on or under any Real Property in violation of any Environmental Law or that could reasonably be expected to give rise to any liability.

                  (e) Sites Used for Contaminant; Transactions with Listed Hazardous Sites. NSC has not arranged for the treatment or disposal of any Contaminant generated at the facilities or Purchased Assets or related to the Business, or arranged for the transportation of any such Contaminant for treatment or disposal, at any listed hazardous site.

                  (f) Status of Real Property. To the Knowledge of NSC, none of the Real Property is listed or proposed for listing on (i) the National Priorities List under the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), (ii) the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or (iii) any list established by a Governmental Body of sites potentially requiring environmental remedial action.

                  (g) Existing Claims; Certain Regulated Materials. NSC has not received any written request, and to the best of NSC's Knowledge no unwritten request, for information, notice of claim, demand or other notification or communication that NSC is or may be potentially responsible with respect to any environmental liability, environmental remedial action or any threatened or actual Release of any Contaminant. There has been no past, and there is no pending, or to the best Knowledge of NSC contemplated, claim by or against NSC under any Environmental Law. NSC has not entered into any agreement with any person regarding any Environmental Law, environmental remedial action or other environmental liability or expense.

                  (h)      Storage Tanks.  Except as disclosed in
         Schedule 4.24(h), to the best Knowledge of NSC, there are no storage tanks located on the Real Property, whether underground or aboveground.

                  (i) PCBs and Asbestos Containing Materials. To the Knowledge of NSC, there is no PCB equipment at the Real Property. To the Knowledge of NSC, there is no regulated asbestos containing material at the Real Property.

                  (j) Sublease Matter. Neither NSC nor any third party has stored any radioactive material of any kind on the Lake Charles property leased by NSC during the time that NSC has leased such property.

                  4.25 Product Liability; Warranty Liability. NSC has no outstanding products liability claims asserted in writing relating to any product rented, distributed or sold by NSC. Schedule 4.25 identifies a claims history for products liability claims asserted against NSC during the past five years. Schedule 4.25 discloses the terms of all of NSC's outstanding product and service warranties for products rented, sold or serviced prior to the Closing Date. Schedule 4.25 discloses all currently outstanding product or service warranty claims with respect to which NSC has received written notice from the customer that such claim has not been resolved to the customer's complete satisfaction. During the past five years, NSC has not satisfied any products warranty or service claims by its customers in a manner materially in excess of the stated express warranties.

                  4.26     Transactions With Affiliates. Except as set forth in
Schedule 4.26, there are no contracts or arrangements (formal or informal, written or oral), directly or indirectly, between NSC, on the one hand, the Members and any family members or Affiliates of the Members or any persons controlling, under common control with or controlled by NSC, on the other hand.

                  4.27 Principal Customers and Suppliers. Schedule 4.27 sets forth a separate list of the ten (10) largest customers and suppliers of NSC (excluding therefrom consulting services provided to NSC by Chris Abide and Michael Woodell) in terms of purchases and sales during the fiscal year ended December 31, 2005 and for the eight (8) month period ended August 31, 2006, showing in each case the approximate total purchases and sales by or from each such customer or supplier during such period. To the Knowledge of NSC, there has not been any adverse change in the business relationship of NSC with any such named customer or supplier, or any Material Adverse Change in the business relationship of NSC with any other material customer or supplier.

                  4.28 Certain Payments. Neither NSC, the Members nor any director, officer, agent, or employee of NSC, or any other person associated with or acting for or on behalf of NSC, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services that would be in violation of any Law or Government Order
(i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, or (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of NSC or any Affiliate of NSC, or (b) established or maintained any fund or asset that has not been recorded in the books and records of NSC. To the best of its Knowledge, NSC has at all times been in compliance with all Laws relating to export control and trade embargoes.

                  4.29 Distributions. Except as set forth on Schedule 4.29, no distributions, whether cash or any other kind, have been made by NSC to the Members from August 31, 2006 through and including the Closing Date.

                  4.30 Disclosure. Except as expressly set forth in this Agreement and the Schedules, NSC has no knowledge of any facts which will or may reasonably be expected to have any adverse effect on the value of the Purchased Assets or the Business.

         5.       Representations and Warranties of the Members. Each Member
                  ---------------------------------------------
hereby severally, and not jointly, represents and warrants to Buyer only with respect to himself, herself or itself, and not with respect to any other Member that the statements contained in this Article V are true and correct.

                  5.1 Status; Authority, Binding Agreement. The Member has all requisite power and authority, corporate or otherwise, to enter into this Agreement and to carry out his, her or its obligations hereunder. This Agreement has been duly executed and delivered by the Member and this Agreement constitutes, and all other agreements, documents and instruments to be executed and delivered by the Member pursuant hereto will constitute, the legal, valid and binding obligations of the Member, enforceable against the Member in accordance with their terms (subject, as to the enforcement of remedies, to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights generally).

                  5.2 Interest Ownership. The Member is the lawful beneficial and record owner of, and has good and valid title to, the membership interests in NSC as set forth on Schedule 4.3, free and clear of all mortgages, liens, pledges, charges, security interests, encumbrances or other third party interests of any nature whatsoever.

                  5.3 No Violation. Neither the execution and delivery of this Agreement by the Member, nor the consummation by the Member of the transactions contemplated hereby will constitute a violation of, or be in conflict with (a) any judgment, decree, order, regulation or rule of any court or governmental authority; (b) any statute, law or regulation; or (c) any contract, agreement, indenture, lease or other commitment to which the Members is a party.

                  5.4 Consents. No consent of, or notice to, any federal, state or local authority, or any private person or entity, is required to be obtained or given by the Member in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by the Member.

         6.       Representations and Warranties of Buyer.  Buyer represents and
                  ---------------------------------------
warrants to NSC and the Members as follows:

                  6.1 Organization; Good Standing; Ownership. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted.

                  6.2 Authorization. Buyer has all requisite power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer. Buyer has authorized Ryan McKendrick, Susan Koser or any other officer of Buyer, to execute this Agreement on its behalf. This Agreement constitutes, and all other agreements and documents to be executed and delivered by Buyer pursuant hereto will constitute the valid and binding agreements of Buyer, enforceable against it in accordance with their terms (subject, as to the enforcement of remedies, to general principles of equity and to bankruptcy, insolvency and similar laws affecting creditors' rights generally).

                  6.3 No Violation. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will constitute a violation of, or be in conflict with, or result in a cancellation of, or constitute a default under, or create (or cause the acceleration of the maturity of) any debt, obligation or liability affecting, or result in the creation or imposition of any security interest, lien, or other encumbrance upon any of the Buyer's assets under: (a) any term or provision of the certificate of incorporation or by-laws (or other organic document) of Buyer; (b) any judgment, decree, order, regulation or rule of any court or governmental authority; (c) any statute, law or regulation; (d) any contract, agreement, indenture, lease or other commitment to which Buyer is a party or by which it is bound; or (e) cause any material change in the rights or obligations of any party under any such contract, agreement, indenture, lease or commitment.

                  6.4 Consents. No consent of, or notice to, any federal, state or local authority, or any private person or entity, is required to be obtained or given by Buyer in connection with the execution, delivery or performance of this Agreement or any other agreement or document to be executed, delivered or performed hereunder by Buyer or to enable Buyer to continue to conduct the Business after the Closing in the manner in which it is currently conducted.

         7.       Conditions to Closing.
                  ---------------------

                  7.1 Mutual Conditions. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

                           7.1.1 No Suit. No suit, action or other proceeding or investigation shall to the best knowledge of any party hereto be threatened or pending before or by any governmental agency or by any third party questioning the legality of this Agreement or the consummation of the transactions contemplated hereby in whole or in part.

                  7.2 Conditions to Buyer's Obligations. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to Closing of each of the following conditions:

                           7.2.1    Representations and Warranties. All
                  representations and warranties made by NSC and the Members contained in this Agreement shall be true and correct as of the Closing Date, and NSC and the Members shall have duly performed or complied with all of the obligations to be performed or complied with by them under the terms of this Agreement on or prior to Closing.

                           7.2.2 Consents and Approvals. All authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement by Buyer, NSC and the Members, and the consummation by such parties of the transactions contemplated hereby, shall have been obtained, and NSC and the Members shall have obtained any authorizations, consents, waivers, approvals or other action required in connection with the execution, delivery and performance of this Agreement to prevent a material breach or default by NSC under any contract to which NSC is a party and for the continuation of any agreement to which NSC is a party and which relates to the business of NSC. Without limiting the foregoing, NSC shall have obtained landlord consent and estoppel agreements in form and substance satisfactory to Buyer for the following leased locations: (i) Harvey, Louisiana, (ii) Lake Charles, Louisiana., and (iii) Oakhurst Mobile Estates located in Lake Charles, Louisiana. Further, Buyer shall have received evidence that NSC and the landlord of the Harvey, Louisiana property have agreed in writing to the manner in which concrete repairs at the site will be addressed, in form and substance satisfactory to Buyer.

                           7.2.3 Instruments of Assignment, Transfer and Conveyance. NSC and the Members shall have delivered to Buyer all instruments of assignment, transfer and conveyance (including, but not limited to, written consents to assignment in form and substance satisfactory to Buyer from the landlords of the leases listed on Schedule 4.13), and such other Closing documents as shall have been reasonably requested by Buyer, all in form and substance reasonably acceptable to Buyer's counsel.

                           7.2.4 No Material Change. There shall have occurred no Material Adverse Change (whether or not covered by insurance) in the assets, financial condition or prospects of the Business.

                           7.2.5 Good Standing Certificates. Buyer shall have received certificates of legal existence and good standing dated on or within thirty (30) days prior to the Closing for NSC from the State of Louisiana and from Secretaries of State of the jurisdictions set forth on Schedule 4.4.

                           7.2.6 Vehicle Titles. NSC shall have delivered title certificates to any motor vehicles included in the Purchased Assets, duly executed by NSC (together with any other transfer forms necessary to transfer title to such vehicles).

                           7.2.7 Required Consents. NSC shall provide copies of any required Consents for Contracts identified on Schedule
                  4.14 with and evidence of satisfaction of all Legal Approvals required to consummate the contemplated transactions, and all Governmental Authorizations required to operate the Business, unless waived by Buyer.

                           7.2.8 Lien Releases. NSC shall provide evidence directly from Capital One Bank (f/k/a/ Hibernia National Bank) and from all other creditors that hold the liens identified on
                  Schedule 4.12 as to full payment by NSC of all of its indebtedness to such lenders and releases of all liens held by such lenders on any of the Purchased Assets or, alternatively, pay-off letters from such lenders specifying pay-off amounts as of the scheduled Closing Date (with a per diem rate) and written instruction from NSC authorizing Buyer to make payment of such portion of the Purchase Price equal to the amounts specified in such letters directly to such lender in accordance with the terms of the pay-off letters.

                           7.2.9 Charter Amendment. NSC shall deliver an executed certificate of amendment to NSC's Articles of Organization changing its name to one that does not include the words "Nitrogen Specialty".

                           7.2.10 Retention Agreements. Each of CA, Stephen Conner and James Coronato shall have executed and delivered to Buyer retention agreements in form and substance satisfactory to Buyer (the "Retention Agreements").

                           7.2.11 Opinions. Buyer shall have received from Franklin, Cardwell & Jones , counsel to NSC, an opinion of such counsel, dated as of the Closing Date, in form and substance satisfactory to Buyer and Buyer's counsel; and Buyer shall have received from McCranie, Sistrunk, Anzelmo, Hardy, Maxwell & McDaniel, PC, counsel to Cecile Gervais Dufrene, individually and as Independent Administratrix of the Succession of James Joseph Dufrene, also known as James Joseph Dufrene, Sr., an opinion of such counsel, dated as of the Closing Date, opining favorably on the authority of such party to approve and enter into and perform this Agreement and the other documents and agreements entered into in connection herewith by such party by and on behalf James Dufrene and the enforceability of this Agreement and such other documents and agreements against such party, in form and substance satisfactory to Buyer and Buyer's counsel.

                           7.2.12 Escrow Agreement. NSC, the Members and the Escrow Agent shall have delivered the Escrow Agreement.

                  7.3 Conditions to NSC's and the Members' Obligations. The obligations of NSC and the Members to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                           7.3.1    Representations and Warranties. The
                  representations and warranties of Buyer contained in this Agreement shall be true and correct as of the Closing Date, and Buyer shall have duly performed or complied with all of the obligations to be performed or complied with by it under the terms of this Agreement on or prior to Closing.

                           7.3.2 Consents and Approvals. All authorizations or approvals or other action required in connection with the execution, delivery and performance of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated hereby, shall have been obtained.

                           7.3.3 Retention Agreements. Buyer shall have delivered the executed Retention Agreements to each of the respective employees specified in Section 7.2.10.

                           7.3.4 Instruments of Assignment, Transfer and Conveyance. Buyer shall have delivered to NSC and the Members all Closing documents as shall have been reasonably requested by NSC and the Members, all in form and substance reasonably acceptable to NSC's counsel.

                           7.3.5 Opinion. NSC shall have received from Lord, Bissell & Brook LLP, counsel to Buyer, an opinion of such counsel, dated as of the Closing Date, in form and substance satisfactory to NSC.

                           7.3.6 Escrow Agreement. Buyer and the Escrow Agent shall have delivered the Escrow Agreement.

         8.       Indemnification.  From and after the Closing, Buyer, NSC and
                  ---------------
the Members shall be indemnified as set forth below.

                  8.1 By NSC and the Members. NSC and the Members agree to jointly and severally indemnify and hold harmless Buyer and its Affiliates, against any loss, damage or expense (including court costs and reasonable attorneys' fees) suffered by Buyer or its Affiliates, as a result of:

                  (a) any breach by NSC or any Member in the performance of its obligations under this Agreement and the agreements or other matters provided for herein;

                  (b) any inaccuracy in or breach of any representations or warranties made by NSC or the Members in this Agreement or any document, certificate, or Exhibit delivered by NSC or the Members in accordance with the provisions of this Agreement;

                  (c) any liability of Buyer or its Affiliates for liabilities and obligations of NSC or the Members which are not included in the Assumed Liabilities;

                  (d) any liabilities, damages or expenses, other than Assumed Liabilities, arising by reason of the ownership or operation by NSC of (i) the Excluded Assets before or after the Closing, or (ii) the Purchased Assets before the Closing;

                  (e) any fees, expenses or other payments incurred or owed by NSC or any Member to any broker or similar party retained or employed by it in connection with the transactions contemplated by this Agreement; or

                  (f) any claim made by a third party alleging facts which, if true, would entitle Buyer to indemnification pursuant to Sections 8.1(a), (b), (c), (d) or (e).

                  8.2 By Buyer. Buyer agrees to indemnify and hold harmless NSC and the Members against any loss, damage or expense (including court costs and reasonable attorneys' fees) suffered by NSC or the Members as a result of:

                  (a) any breach by Buyer in the performance of its obligations under this Agreement and the separate agreements provided for herein;

                  (b) any inaccuracy in or breach of any representations or warranties made by Buyer in this Agreement or any document, certificate, or Exhibit delivered by Buyer in accordance with the provisions of this Agreement;

                  (c)      any Assumed Liability;

                  (d) any liabilities, damages or expenses arising by reason of the ownership or operation by Buyer of the Purchased Assets after the Closing;

                  (e) any fees, expenses or other payments incurred or owned by Buyer to any broker or similar party retained or employed by Buyer in connection with the transactions contemplated by this Agreement; or

                  (f) any claim made by a third party alleging facts which, if true, would entitle NSC or the Members to indemnification pursuant to Sections 8.2(a), (b), (c), (d) or (e).

                  8.3 Method of Asserting Claims. The party claiming indemnification hereunder (the "Indemnitee") will give prompt written notice ("Notice of Claim") to the party from whom such indemnification is sought (the "Indemnitor") of any claim ("Claim") which it discovers or of which it receives notice after the Closing and which might give rise to a Claim by it against the Indemnitor under Section 8 hereof, stating the nature, basis and (to the extent known or reasonably estimated) amount thereof; provided that failure to give prompt notice shall not jeopardize the right of any Indemnitee to indemnification unless such failure shall have materially prejudiced the ability of the Indemnitor to defend or minimize the amount of such Claim.

                  In the case of any Claim or suit by a third party or by any governmental body, or any legal, administrative or arbitration proceeding with respect to which Indemnitor may have liability under this Section 8, Indemnitor shall be entitled to participate therein, and to the extent desired by it or him to assume the defense thereof, if Indemnitor gives written notice of its election to assume the defense thereof within sixty (60) days of its receipt of the Notice of Claim. If Indemnitor gives such notice to Indemnitee of the election to assume the defense thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses incurred by the Indemnitee in connection with the defense thereof, following the receipt of such notice provided for above, unless Indemnitor does not actually assume the defense thereof following notice of such election. The parties will render to each other such assistance as may reasonably be required of each other at Indemnitor's expense, in order to insure proper and adequate defense of any such suit, Claim or proceeding. If Indemnitor actually assumes the defense of the Indemnitee, the Indemnitor shall have sole control of the defense and negotiations for the settlement or compromise of such Claim, the Indemnitee will not make any settlement of any Claim which might give rise to liability of any of the Indemnitor under the indemnity agreements contained in this Section without the written consent of Indemnitor, and the Indemnitor shall not agree to make any settlement of any Claim which would not include the unconditional release of the Indemnitee without the written consent of Indemnitee, which consent shall not be unreasonably withheld, delayed or conditioned.

                  8.4 Nature and Survival of Representations. The representations and warranties made by NSC under this Agreement in Section 4.11 (Taxes) and the right of Buyer and its Affiliates to seek indemnification therefor under Section 8.1(b) of this Agreement shall survive the Closing for the applicable statute of limitations. The representations and warranties made by NSC under this Agreement in Section 4.24 (Environmental Matters) shall survive the Closing until the fourth (4th) anniversary of the Closing Date, and the right of any party to seek indemnification under Section 8.1(b) for claims arising by reason of the inaccuracy of any such representations and warranties shall continue until such time, and, with respect to any such claims for indemnification that have been asserted in writing against NSC on or before the fourth (4th) anniversary of the Closing Date, shall survive until such time as such claims are resolved. All other representations and warranties made by NSC, the Members and the Buyer under this Agreement shall survive the Closing until the second (2nd) annual anniversary of the Closing Date, and the right of any party to seek indemnification under Sections 8.1(b) and 8.2(b) for claims arising by reason of the inaccuracy of any such representations and warranties shall continue until such time, and, with respect to any such claims for indemnification that have been asserted in writing against the other party on or before the second (2nd) annual anniversary of the Closing Date, shall survive until such time as such claims are resolved. All statements made herein or in the Schedules by or on behalf of NSC and the Members, on the one hand, and the Buyer on the other hand, or in any other document, instrument, certificate, schedule or list delivered to any party hereunder shall be deemed representations and warranties of the party making such statement relied upon by the receiving party regardless of any investigation made by or on behalf of the receiving party, and shall not be affected in any respect by such investigation.

                  8.5 Limitation on Indemnification. Except for Claims arising by reason of fraud, willful misconduct or intentional misrepresentation, no indemnification payment by the Members with respect to any Claims otherwise payable under this Article 8 and arising out of or resulting from the causes enumerated in Section 8.1(b) shall be payable until such time as all such Claims shall aggregate to more than One Hundred Twenty-Five Thousand Dollars ($125,000) (without giving effect for purposes of such determination to any "Material Adverse Effect" or other materiality qualification set forth in any representation or warranty), after which time NSC and the Members shall be liable in full for all such Claims; provided that this Section 8.5 shall not apply to the obligations of NSC and the Members (i) pursuant to Section 4.11 of this Agreement (provided, however, that if Buyer is reimbursed for any claim under Section 4.15 that a Receivable (other than an Aged Account) is not collectable, then Buyer shall re-assign such Receivable to NSC and NSC shall be entitled to enforce such Receivable as it may elect); and (ii) to deliver the Purchased Assets to Buyer free and clear of all security interests, encumbrances and charges or restrictions of any kind, except those specifically agreed to by Buyer. Except for Claims arising by reason of fraud, willful misconduct or intentional misrepresentation, in no event shall the obligation of NSC and/or the Members to indemnify Buyer or its Affiliates for claims under Section 8.1(b) of this Agreement exceed Five Million Dollars ($5,000,000) in the aggregate. In addition, in no event shall the individual indemnification obligations of a Member exceed an amount equal to (i) such Member's percentage interest in NSC as set forth on Schedule 4.3, multiplied by (ii) the Purchase Price.

                  8.6 Escrow Deposit. Upon the Closing, Buyer, as an allocation from the Purchase Price, shall deposit by wire transfer of immediately available funds an amount equal to the Indemnification Escrow Deposit plus the amount of the Aged Accounts Escrow Deposit in an escrow account with the Escrow Agent in accordance with the Escrow Agreement by and among Buyer, NSC, the Members and the Escrow Agent. Buyer agrees to collect any claims for indemnification from the Indemnification Escrow Deposit, if any, held by the Escrow Agent pursuant to the Escrow Agreement before collecting any such claims from the Members; provided, however, that the foregoing shall not limit or restrict Buyer from joining NSC or any Member in any action or proceeding seeking indemnification or enforcement of Buyer's indemnification rights hereunder or obtaining any judgments against NSC or any Member with respect thereto.

                  8.7      Reduction of Indemnified Amounts.

                           8.7.1    Notwithstanding any provision of this
                  Article 8 to the contrary, Claims owed by the Members to Buyer shall be reduced by the amount of any mitigating recovery Buyer shall have received with respect thereto from any recovery by Buyer under any insurance policies, to the extent such recovery is received by Buyer at the time the Claim is made, without regard to whether the Buyer or another person paid the premiums therefor. If such a recovery is received by Buyer after it receives payment or other credit under this Agreement with respect to indemnified Claims, then a refund equal to the aggregate amount of such recovery shall be made promptly to the Members. Buyer shall use commercially reasonable efforts to recover any such amount to which it is entitled under any insurance policy, provided that Buyer shall not be required to initiate or maintain any litigation to recover any such amount.

                           8.7.2    Notwithstanding any provision of this
                  Article 8 to the contrary, Claims owed by Buyer to the Members or NSC shall be reduced by the amount of any mitigating recovery the Members or NSC shall have received with respect thereto from any recovery by the Members or NSC under any insurance policies, to the extent such recovery is received by the Members or NSC at the time the Claim is made, without regard to whether the Members or NSC or another person paid the premiums therefor. If such a recovery is received by the Members or NSC after they receive payment or other credit under this Agreement with respect to indemnified Claims, then a refund equal to the aggregate amount of such recovery shall be made promptly to Buyer. The Members and NSC shall use commercially reasonable efforts to recover any such amount to which it or they are entitled under any insurance policy, provided that neither the Members nor NSC shall be required to initiate or maintain any litigation to recover any such amount.

                  8.8      Exclusive Rights and Remedies. The provisions of this
Article 8 shall be the exclusive basis of the parties to this Agreement for (i) any breach of a representation or warranty herein and (ii) any failure of a party to comply with any obligation, covenant, agreement or condition herein.

         9.       Noncompete; Confidentiality; Nonsolicitation. Except as
                  --------------------------------------------
expressly set forth in that certain Retention Agreement dated as of even date herewith between Christopher M. Abide and Buyer, in connection with the acquisition of substantially all of the assets of NSC and all of the goodwill of NSC by Buyer, for a period ending three (3) years after the Closing Date, neither NSC, the Members nor their respective family members or Affiliates shall engage in a business which competes with the business of NSC as conducted on the Closing Date, directly or indirectly, personally or as an employee, owner, consultant, manager, associate, partner, agent or otherwise, or by means of any corporate or other device within the onshore and offshore markets of the states of Louisiana (and the parishes thereof as listed on Schedule 9 hereof), Mississippi, Alabama and Texas (such geographic area is hereafter referred to as the "Territory"); nor shall the Members or their family members or Affiliates for such period and in the Territory solicit orders, directly or indirectly from any customer of Buyer or NSC, for any product or service substantially similar to those sold, manufactured or distributed by NSC as conducted on the Closing Date, personally or as an employee, owner, consultant, manager, associate, partner, agent or otherwise, or by means of any corporate or other device; nor shall the Members or their Affiliates for such period and in the Territory solicit for employment any employee of NSC who continued employment after the Closing Date.

                  The Members further acknowledges that by reason of their affiliation with NSC, they have had access to confidential information of NSC. The Members covenant and agree that the Members shall not use for their own benefit or divulge to any third party any confidential information or trade secrets of Buyer or NSC. As used herein, confidential information shall consist of all information, knowledge or data relating to the business of NSC (including without limit all information relating to inventions, production methods, customer and prospective customer lists, prices and trade practices) which is not in the public domain or otherwise published or publicly available.

                  This Section 9 shall not be construed to prohibit the ownership by the Members of not more than five percent (5%) of the capital stock of any corporation having a class of securities registered pursuant to the Exchange Act of 1934.

                  The Members acknowledge that the restrictions contained in this Section 9 are reasonable and necessary to protect the legitimate interests of Buyer in connection with its purchase of all of the goodwill of NSC, do not cause the Members undue hardship, and that any violations of any provision of this Section 9 will result in irreparable injury to Buyer and that, therefore, Buyer shall be entitled to preliminary and permanent injunctive relief, without having to post any bond, in any court of competent jurisdiction and to an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled.

         10.      Certain Tax Matters.
                  -------------------

                  (a) Payment of Taxes on the Sale of the Purchased Assets. All sales, recording, title transfer and registration and other transfer Taxes payable by reason of the sale or transfer of the Purchased Assets (collectively, "Transfer Taxes") shall be paid by the Responsible Party, as herein defined; provided, however, that notwithstanding the foregoing, Buyer shall pay any transfer fees or sales taxes for any titled vehicles included in the Purchased Assets. As used herein, the Responsible Party shall be Buyer, except with respect to Transfer Taxes which are solely the responsibility of the seller of assets as a matter of law, in which case the Responsible Party shall be NSC. To the extent that a party other than the Responsible Party is required to file tax returns relating to Transfer Taxes (the "Filing Party"), the Filing Party shall prepare such tax returns and provide copies thereof to the Responsible Party prior to filing such tax returns. Upon filing such tax returns relating to Transfer Taxes, the Filing Party shall make payment of such Transfer Taxes, whereupon the Responsible Party shall reimburse the Filing Party for the amount so paid, provided that the Responsible Party may elect to make payment directly to the applicable Governmental Body, in which case the parties shall cooperate to coordinate the filing of the applicable tax returns and payment of the corresponding Transfer Taxes. To the extent that any Governmental Body seeks to collect Transfer Taxes from any party other than the Responsible Party, the Responsible Party shall pay, or reimburse such other party for payment of, such Transfer Taxes, provided that such other party shall give prompt notice to the Responsible Party of any such collection efforts and shall permit the Responsible Party to control any proceedings contesting any such Transfer Taxes. Each party agrees to cooperate with the other to qualify for any exemptions for Transfer Taxes, and to execute any and all resale certificates or other documents or other forms reasonably necessary to qualify for any such exemptions.

                  (b) Mutual Cooperation. Buyer and NSC shall each assist the other as may reasonably be requested by either of them with the preparation of any Tax Return, any Tax audit, or any judicial or administrative proceedings relating to any Tax. In addition, each party shall retain and provide the other with any records or information that may be relevant to such Tax Return, Tax audit, proceeding or determination. The party requesting assistance under this Section shall reimburse the party providing assistance for direct out-of-pocket expenses incurred in providing such assistance.

         11.      Publicity. Neither party shall issue any press release or
                  ---------
otherwise make any announcements to the public regarding this Agreement or the contemplated transactions, including the amount of the Purchase Price, without the prior written consent of the other party, except as required by any applicable legal requirements; provided, however, unless legally required, the parties shall use commercially reasonable efforts to keep the Members unnamed in any press release concerning the transactions contemplated by this Agreement. Each party shall keep this Agreement and its contents strictly confidential, except as required by any applicable legal requirements; provided, however, that notwithstanding anything to the contrary in this Section 11, this Agreement shall not be deemed to limit or restrict Buyer or its affiliates in any manner from filing a Form 8-K concerning this Agreement and the transactions contemplated hereby with the U.S. Securities and Exchange Commission and attaching a full copy of this Agreement to such filing to the extent determined by Buyer or its affiliates to be necessary or desirable in connection with the conduct of its business. Prior to the Closing, the parties shall consult concerning the means by which the employees, customers, and suppliers and others having dealings with NSC will be informed of the contemplated transactions.

         12.      Certain Transitional Matters.
                  ----------------------------

                  (a) Endorsement of Checks. Buyer shall have the right and authority to retain and endorse without recourse the name of NSC on any check or any other evidences of Indebtedness received by Buyer on account of the Business and arising from the Purchased Assets. To the extent that Buyer comes into the possession of any check or any other evidences of Indebtedness received by Buyer and relating to the Excluded Assets, Buyer shall promptly deliver the same to NSC.

                  (b) Remit Funds. After the Closing, NSC shall promptly transfer and deliver to Buyer any cash or other property, if any, that is included in the Purchased Assets received by NSC. After the Closing, Buyer shall promptly transfer and deliver to NSC any cash or other property, if any, that is included in the Excluded Assets and is received by Buyer.

                  (c) Assumed Liabilities Controlled by Buyer. Buyer shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any Assumed Liability, and Buyer shall have the right to conduct and control all negotiations and proceedings with respect thereto. NSC and the Members shall notify Buyer promptly of any claim made against NSC or any Member with respect to any Assumed Liability.

                  (d) Assistance. NSC and the Members shall cooperate with and assist Buyer and its authorized representatives in order to provide, to the extent reasonably requested by Buyer, an efficient transfer of control of the Purchased Assets and to avoid any undue interruption in the activities and operations of the Business.

                  (e) Retained Liabilities Controlled by NSC. NSC shall have complete control over the payment, settlement or other disposition of, or any dispute involving, any Retained Liability, and NSC shall have the right to conduct and control all negotiations and proceedings with respect thereto; provided, however, that in no event shall NSC or the Members or any of their respective Affiliates file any suit or institute or maintain any collection or enforcement actions against any current or former customer of the Business without in each case the prior written consent of the Buyer, except that NSC may enforce and collect any Uncollected Aged Account reassigned to NSC under the terms of Section 2.2(c) after the end of the Escrow Period if the account debtor thereon (i) is subject to a bankruptcy or insolvency proceeding at the time, or (ii) is an account debtor specified on Schedule 12(e) for which Buyer has separately agreed prior to Closing that it will not object to collection actions by NSC. Buyer shall notify NSC promptly of any claim made against Buyer with respect to any Retained Liability.

                  (f) Change of Seller's Name. Within one (1) business day after the Closing, Seller shall file appropriate documents with the Secretary of State of Louisiana and those other jurisdictions listed on
         Schedule 4.4 in which NSC is qualified to do business to change the corporate name of NSC and to transfer its interests in the trade names and coordinate with Buyer to allow Buyer to simultaneously file such corporate documents as may be reasonably necessary for Buyer to acquire the rights to each corporate name should it so desire.

                  (g) Insurance. Buyer shall be obligated to procure its own insurance on the Business commencing on the Closing Date. NSC shall be solely responsible for receiving a refund of any insurance premium payments that have been prepaid.

                  (h) Ad Valorem Taxes. With regard to ad valorem Taxes on the Purchased Assets for the 2006 tax year, NSC and Buyer agree that such Taxes shall be prorated between NSC and Buyer as of the Closing Date such that NSC shall be responsible for (and shall pay to Buyer or accrue on the preliminary closing balance sheet delivered under Section
         2.1 and on the Final Closing Statements an amount equal to) all ad valorem Taxes attributable to or incurred with respect to the Purchased Assets prior to the Closing Date and Buyer shall be responsible for and shall pay to the appropriate Governmental Authorities all ad valorem Taxes attributable to or incurred with respect to the Purchased Assets on or after the Closing Date. On or prior to the due date, Buyer shall pay to the appropriate authorities all amounts of ad valorem taxes on the Purchased Assets due and owing to the appropriate Government Authorities including but not limited to the amounts paid to Buyer by NSC for NSC's pro rata share of such ad valorem Taxes.

                  (i) Assignment of Contracts. To the extent that the assignment of any Contract shall require the consent of a governmental authority or third party, and Buyer shall have waived the obtaining of such consent prior to Closing, this Agreement shall not constitute a contract to assign the same until such consent is obtained. NSC and Buyer shall use their commercially reasonable efforts after Closing to obtain any consent necessary to any such assignment. If any such consent is not obtained, (i) this Agreement shall not constitute or be deemed to be a contract to assign the same if an attempted assignment without such consent, approval or waiver would constitute a breach of such Contracts or create in any party thereto the right or power to cancel or terminate such Contracts; and (ii) NSC and Members will cooperate with Buyer, at Buyer's expense, in any reasonable arrangement requested by Buyer and designed to provide to Buyer the benefit, monetary or otherwise, of NSC's rights under such Contracts, including enforcement of any and all rights of NSC and Members against the other party thereto arising out of a breach or cancellation thereof by such other party, and to the extent Buyer is afforded the benefits thereunder, Buyer shall perform NSC's obligations thereunder.

         13.      Severance, Change of Control and Termination Payments.
                  -----------------------------------------------------
NSC shall (a) pay, perform and discharge any and all severance payments and other Liabilities with respect to employees of NSC that result from the transfer of the Purchased Assets hereunder and the employment by Buyer of those employees, whether or not described as a "change of control", "termination" or similar term, and (b) indemnify and hold harmless Buyer and its directors, officers, and Affiliates from and against any and all Damages, that any of the aforesaid may suffer or incur by reason of or relating to any Liabilities referred to in clause (a) above.

         14.      Certain Employment Matters. Buyer shall offer employment to
                  --------------------------
all or substantially all of the employees of NSC (all of such employees accepting employment with Buyer as of the Closing (including CA), the "Transferring Employees"). Buyer's offer of employment will be made subject to Buyer's standard employment practices and the satisfactory completion of Buyer's employment process, including, without limitation, completion of a background check and drug screen for each employee. The salaries offered to the Transferring Employees at Closing will be generally similar to the salaries paid by NSC, and the benefits offered to the Transferring Employees will be consistent with the benefits generally provided to Buyer's other employees; provided, however, that the employment terms offered to CA, Stephen Conner and James Coronato shall be the terms set forth in their respective offer letters and/or Retention Agreements, as applicable. NSC and the Members shall cooperate with Buyer in the dissemination of such offers of employment together with any appropriate related documentation such as applications for employment, tax and benefit forms and the like and provide Buyer with reasonable assistance in the collection thereof. Buyer shall treat the prior service of Transferring Employees with NSC as service rendered to Buyer for purposes of eligibility and vesting thereunder, except where such service crediting would violate applicable laws or require Buyer, under applicable laws, to increase benefits for its other employees; provided, however, that such prior service shall not be credited for purposes of benefit accrual under any defined benefit pension plan of Buyer.

         15.      Benefit Plan Matters. As of the Closing Date, each of the
                  --------------------
Transferring Employees who has an account balance in any defined contribution plan, savings or retirement plan (the "Defined Contribution Plans") maintained by NSC shall be deemed fully vested in, and entitled to receive a distribution of, his or her entire account balance following the Closing Date. As of the Closing Date, the Transferring Employees shall cease to be eligible to make or receive contributions under the Defined Contribution Plans of NSC; provided, however, that any contribution required to be made with respect to the participation of the Transferring Employees in such Defined Contribution Plans on or immediately prior to the Closing Date shall be made by NSC in accordance with NSC's standard administrative practice for such Defined Contribution Plans. Similarly, as of the Closing Date, each of the Transferring Employees who has an accrued benefit in any defined benefit retirement plan maintained by NSC (the "Defined Benefit Plans") shall be deemed fully vested in, and entitled to receive a distribution of, his or her entire accrued benefit in accordance with the terms of the Defined Benefit Plans. As of the Closing Date, the Transferring Employees shall cease to be eligible to participate in the Defined Benefit Plans of NSC; provided, however, that any contribution required to be made with respect to the participation of the Transferring Employees in such Defined Benefit Plans on or immediately prior to the Closing Date shall be made by NSC in accordance with NSC's standard administrative practice for such Defined Benefit Plans. NSC shall retain all liability for any and all Benefit Plans of NSC (all of which are intended to be included in Retained Liabilities), including plans, programs and arrangements which provide medical and dental coverage and life and accident insurance, disability insurance for the Transferring Employees (or their eligible dependents) with respect to claims incurred prior to the Closing Date and Buyer shall be responsible for all liability for any and all welfare benefit plans of Buyer with respect to claims incurred on or after the Closing Date. For the foregoing purposes, a claim shall be deemed to be incurred on the date on which medical or other treatment or service was rendered and not the date of inception of an illness or injury or the date on which a claim for treatment or service is submitted. At or prior to Closing, NSC shall pay all bonuses, whether or not accrued on the Closing Balance Sheet, but payable to any Transferring Employees who are eligible for any such payment pursuant to NSC's bonus plan as of the Closing. No severance payment or other benefit will be due to the Transferring Employee solely as a result of the sale of the Business as contemplated by this Agreement.

         16.      Product Liability and Product Warranties.
                  ----------------------------------------

                  (a) Products Liability. NSC shall be liable for all express and implied products liability for all products shipped, distributed, assembled or sold by, or any services provided by, NSC prior to the Closing Date. Buyer shall liable for all express and implied products liability for all products shipped, distributed, assembled or sold by, or any services provided by, Buyer on or after the Closing Date.

                  (b) Products and Service Warranties. Except as set forth in the last sentence of this Section, Buyer shall, subject to reimbursement by NSC upon invoicing therefor as provided in this Section, be responsible for all express product and services warranty obligations made by NSC prior to Closing. Buyer agrees to notify NSC promptly of any notice or claims for warranty work respecting products sold or services rendered by NSC which Buyer receives following the Closing and to perform such warranty work only if commercially reasonable in accordance with CETCO's practices. Buyer shall invoice NSC at Buyer's cost for parts and materials used, in satisfying such product warranty obligations provided that Buyer shall not invoice NSC for any such parts, materials or services unless at such time the aggregate amount owing by NSC to Buyer in respect of such parts, materials or services equals or exceeds $5,000. Upon receipt by NSC from Buyer of any invoice in respect of parts, materials and services furnished in accordance with the immediately preceding sentence, NSC shall be responsible to pay to Buyer the amount of such invoice. If monies are owing from NSC to Buyer under the terms of this Section 16(b), then such amounts shall be paid to Buyer from the Indemnification Escrow Deposit in accordance with the terms of the Escrow Agreement; provided, however, in the event and to the extent that such amounts are not paid to Buyer from the Indemnification Escrow Deposit for any reason within ten (10) days of when due and owing, NSC shall pay such amounts to Buyer upon written demand therefor. Buyer shall, at its own cost and expense, be responsible for all express product and service warranty obligations made by NSC prior to Closing if such warranty obligations result directly from any product assembled or manufactured by, or any service provided by, Buyer.

         17.      General Provisions.  NSC, the Members and Buyer further
                  ------------------
covenant and agree as follows:

                  17.1 Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written instrument signed by the party or parties waiving such terms or conditions.

                  17.2 Amendment of Agreement. This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each party hereto.

                  17.3 Payment of Expenses. Regardless of whether the Closing shall occur, NSC and the Members shall pay all expenses incurred by or on behalf of NSC and the Members, and Buyer shall pay all expenses incurred by or on behalf of Buyer in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby.

                  17.4 Contents of Agreement; Binding Nature. This Agreement and the other agreements and documents to be delivered by the parties as provided herein set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous agreements or understanding between the parties regarding such subject matter are merged into and superseded by this Agreement. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

                  17.5 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be by hand delivery; certified or registered mail, return receipt requested; telecopier; or air courier; to the parties set forth below. Such notices shall be deemed given: at the time personally delivered, if delivered by hand or by courier; at the time received if sent certified or registered mail; and when receipt acknowledged by receiving telecopy equipment, if telecopied.

                  If to Buyer:                CETCO Oilfield Services Company
                                              1500 W. Shure
                                              Arlington Heights, Illinois 60004
                                              Attn:  President
                                              Telephone No.: 847.392.5800
                                              Telecopier No.: 847.506.6150

                  With a copy to:             Lord, Bissell & Brook LLP
                                              111 S. Wacker Dr.
                                              Chicago, Illinois 60606
                                              Attn:  James W. Ashley, Jr.
                                              Telephone No.: 312.443.0700
                                              Telecopier No.: 312.443.0336

                  If to NSC or the Members:   c/o Christopher M. Abide
                                              Nitrogen Specialty Company, L.L.C.
                                              P. O. Box 1208
                                              Harvey, Louisiana 70059
                                              Telephone No.: 504-363-7788
                                              Telecopier No.: 504-363-1247

                  With a copy to:             Kemberlia K. Ducote
                                              433 Metairie Road
                                              Suite 600
                                              Metairie, Louisiana 70005
                                              Telephone No.: 504.833.7700
                                              Telecopier No.: 504.833.7787

                  With a copy to:             Franklin, Cardwell & Jones, P.C.
                                              1001 McKinney, 18th Floor
                                              Houston, Texas 77002
                                              Attn: J. Randolph Ewing
                                              Telephone No.: 713.222.6025
                                              Telecopier No. : 713.227.5657

                  17.6 Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

                  17.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  17.8 Headings. The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

                  17.9 Governing Law and Venue. This Agreement shall be governed, construed and enforced in accordance with the internal laws of the State of Delaware, excluding any choice of law rules that may direct the application of the laws of another jurisdiction. The parties hereby irrevocably consent to the exclusive jurisdiction of the Texas State Courts or the Federal Courts sitting in Houston, Harris County, Texas over any suit, action or proceeding which arises out of or relates in any way to this Agreement and consent to the service of process by registered mail, return receipt requested or by other means provided by applicable law. The parties hereby waive the right to contest the jurisdiction or venue of said courts located in Houston, Harris County, Texas.

                  17.10 Instruments of Further Assurance. Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

                  17.11 Brokers or Finders. Except as set forth on Schedule 17.11, each of Buyer, NSC and the Members represents, as to itself and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. Each of Buyer, NSC and the Members agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

                  17.12 No Third Party Beneficiaries. Nothing in this Agreement is intended nor shall it be construed to give any person, firm, corporation or other entity, other than the parties hereto and their successors and assigns, any right, remedy or claim under or in respect of this Agreement or any provisions hereof.

                            [Signature Page Follows]

                  [Signature Page to Asset Purchase Agreement]

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                          CETCO OILFIELD SERVICES COMPANY,
                                          a Delaware corporation


                                          By:    /s/ Michael R. Johnson
                                                 -------------------------------
                                          Name:  Michael R. Johnson
                                          Title: President


                                          NITROGEN SPECIALTY COMPANY, L.L.C., a
                                          Louisiana limited liability company


                                          By:    /s/ Christopher M. Abide
                                                 -------------------------------
                                                 Christopher M. Abide, President


                                          THE MEMBERS:

                                                 /s/ Christopher M. Abide
                                                 -------------------------------
                                                 CHRISTOPHER M. ABIDE

                                                 /s/ Gerald A. Boelte
                                                 -------------------------------
                                                 GERALD A. BOELTE

                                                 /s/ Kemberlia K. Ducote
                                                 -------------------------------
                                                 KEMBERLIA K. DUCOTE


                                                 /s/ Cecile Gervais Dufrene
                                                 -------------------------------
                                                 CECILE GERVAIS DUFRENE,
                                                 INDIVIDUALLY AND AS
                                                 INDEPENDENT ADMINISTRATRIX
                                                 OF THE SUCCESSION OF JAMES
                                                 JOSEPH DUFRENE, ALSO KNOWN
                                                 AS JAMES JOSEPH DUFRENE, SR.


                                                 /s/ Roy T. Sembera
                                                 -------------------------------
                                                 ROY T. SEMBERA

                                                 /s/ Wayne P. Whitman
                                                 -------------------------------
                                                 WAYNE P. WHITMAN

                             APPENDIX OF DEFINITIONS
                             -----------------------

         The following definitions shall be applicable for purposes of the Agreement except as otherwise specifically provided to the contrary in the text of the Agreement.

         "Affiliates" of a person shall mean any person or entity controlling, controlled by or under common control with that person or any family members of such person. "Control" for this purpose shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities or interests, by contract, or otherwise.

         "Aged Accounts" shall mean those recivables of NSC aged greater than 90 days past invoice date as of the Closing Date, excluding in any event therefrom any receivable arising other than in the ordinary course of NSC's business, any receivable for which a customer is disputing all or portion of the invoiced amount, any receivable for which a customer has claimed a right of offset or asserted a counterclaim against the invoiced amount, and any receivable from a customer that is insolvent or subject to bankruptcy or receivership proceedings.

         "Aged Accounts Amount" shall mean the amount, as of Closing, of the Aged Accounts, less the amount therefor reserved in the Final Purchased Balance Sheet.

         "Business" shall have the meaning given in the second Recital to this Agreement.

         "Contaminant" shall mean material or substance which is or may be hazardous or toxic, or which could otherwise pose a risk to health, safety or the environment or which is regulated, prohibited or controlled pursuant to or the subject of any Environmental Laws, including any hazardous substance as defined in 42 U.S.C. Section 9601(14), solid waste as defined in 42 U.S.C.
Section 6903(27), pollutant or contaminant as defined in 42 U.S.C. Section 9601(33), or any other waste, pollutant, hazardous waste (as defined in 42 U.S.C. Section 6903(5), petroleum (as defined in 42 U.S.C. Sections 6911(2)(B), petroleum-based substance, by-product, breakdown product or waste, oil (as defined in 33 U.S.C. Section 2701(23), special waste, sludge (as defined in 42 U.S.C. Section 6903(26A), or any constituent of any such substance or waste and specifically including polychlorinated biphenyls, asbestos, asbestos-containing material, urea formaldehyde or radioactive material.

         "Environment" shall mean surface waters, groundwaters, surface water sediment, soil, subsurface strata, ambient air and other environmental medium.

         "Environmental Claims" shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law or any Contaminant or arising from any alleged injury to threat of injury to health, safety or the Environment.

         "Environmental Law" shall mean any Law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, health, safety or natural resources or to the use, handling, transportation, treatment, storage, disposal, release or discharge of Contaminants.

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         "Environmental Permit" shall mean any permit, Approval, identification number, license, or other authorization required to operate the Business under any applicable Environmental Law.

         "Escrow Agent" shall mean Wells Fargo Bank, National Association.

         "Escrow Agreement" shall mean the Escrow Agreement by and between NSC, the Members, Buyer and the Escrow Agent dated as of even date herewith.

         "Escrow Period" shall mean a period of time commencing as of the Closing Date and continuing until the one (1) year anniversary date of the Closing Date.

         "Final Purchased Balance Sheet" shall mean the balance sheet of NSC, as adjusted for any Excluded Assets or Retained Liabilities recorded therein for which Buyer is not purchasing or assuming pursuant to the terms of this Agreement and excluding therefrom insurance prepayments, as included in the Final Closing Statements.

         "Financial Statements" as used herein shall include the financial statements described in Section 4.8 hereto.

         "Governmental Approvals" shall mean other permits, licenses, consents, certificates, orders, authorizations and approvals issued by any governmental authority required to operate the Business.

         "Governmental Authority" means any United States federal, state or local or any non-U.S. government, governmental, regulatory or administrative authority, state enterprise, agency or commission or any court, tribunal, or judicial or arbitral body.

         "Governmental Order" means any order, writ judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

         "Knowledge" The phrase "to the Knowledge of", "to the best Knowledge of", "to the best of its Knowledge", "to the best of NSC's Knowledge" or similar phrases mean those facts and circumstances known to any of the Members, James Coronato, Stephen Conner and Phyllis Legendre (and, in addition, with respect to the representations and warranties set forth in Section 4.12, facts and circumstances known to any of such individuals or to any of David Matthew, Paul Gelbke and Patrick Brown), or facts which should have reasonably been known by said individuals given their positions with NSC, in each case after due inquiry by such persons to those employees of NSC who in the ordinary course of their duties would be reasonably likely to have knowledge of the facts or circumstances in question.

         "Law" means any federal, state, local or non-U.S. statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law.

         "Material Adverse Change" or "Material Adverse Effect" or other similar phrase including the word "material" with respect to the condition (financial or otherwise), assets, liabilities, Business, operations or prospects of NSC shall mean any adverse change or effect or potential adverse change or effect, or any series thereof, involving more than Fifty Thousand Dollars ($50,000) in the aggregate.

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         "Net Sales" shall have the meaning as commonly defined in US GAAP.

         "Release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, and the like into or upon any land or water or air or otherwise into the Environment.

         A "Tax" or, collectively, "Taxes," means any and all federal, state, local or foreign taxes of any country or governmental body, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise, property taxes and all other taxes and assessments of whatever nature, together with all interest, penalties and additions imposed with respect to such amounts and related thereto and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

         "US GAAP" means accepted accounting principles generally accepted in the United States as promulgated by the Financial Accounting Standards Board, Securities and Exchange Commission and other similar bodies.

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